First Horizon Corporation Reports First Quarter Net Income Available to Common Shareholders of $225 million, or EPS of $0.40; $284 million, or $0.51, on an Adjusted basis*

First quarter 2021 ROTCE of 15.9%; Adjusted ROTCE of 20.2% improved from 18.2% in fourth quarter 2020*

Tangible book value per share of $10.30 up 1% from fourth quarter 2020

MEMPHIS, TN (April 21, 2021) – First Horizon Corporation (NYSE: FHN or “First Horizon”) today reported first quarter 2021 net income available to common shareholders ("NIAC") of $225 million, or earnings per share of $0.40, compared with fourth quarter 2020 NIAC of $234 million, or earnings per share of $0.42. First quarter 2021 results were reduced by a net $60 million after-tax, or $0.11 per share, of notable items largely related to the IBERIABANK Corporation Merger ("IBKC Merger") compared with a net $20 million after-tax reduction, or $0.04 per share, in fourth quarter 2020. Excluding notable items, adjusted first quarter 2021 NIAC of $284 million, or $0.51 per share, increased from $255 million, or $0.46 per share in fourth quarter 2020.*

"Our balanced business model and countercyclical businesses continued to perform well in the first quarter," said President and Chief Executive Officer Bryan Jordan. "Credit quality improved, and our expense discipline resulted in incremental cost savings. Merger integration efforts are going well, and I am proud of our associates’ unwavering support of our clients and communities. Annualized merger-related cost savings totaled $76 million in the first quarter, and since the inception of the most recent phase of the Paycheck Protection Program, we have assisted clients and their employees by funding over 15,000 loans totaling approximately $1.5 billion."

Jordan continued, "Thank you to our associates for their extraordinary dedication to our clients and communities and focus on growing our business all while helping to bring our two companies together."

Notable and Unusual Items

Notable Items
Quarterly, Unaudited

($s in millions, except per share data)	1Q21	4Q20	1Q20

Summary of Notable Items:
Purchase accounting gain	$1	$1	$—
Merger/acquisition expense	(70)	(34)	(6)
Other notable expense	(10)	—	—
Total Notable items (pre-tax)	$(79)	$(33)	$(6)
Total Notable items (after-tax)	(60)	(20)	(5)
EPS impact of notable items	$(0.11)	$(0.04)	$(0.01)

First quarter 2021 earnings were reduced by a net $60 million after-tax impact, or $0.11 per share, tied to notable items compared with a net $20 million impact, or $0.04 per share, in fourth quarter 2020. First quarter notable items largely related to the IBKC Merger and include:
•$70 million of merger-related expense largely tied to IBKC merger integration costs.
•$10 million tied to derivative valuation adjustments related to prior Visa Class-B share sales.
•$1 million purchase accounting gain adjustment related to the IBKC Merger.

*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22.

In addition to the above notable items, linked quarter adjusted trends were impacted by the following fourth quarter 2020 unusual items:

•$5 million net reduction to NII, or a 3 basis point net interest margin impact, largely tied to a promotional credit card offering.
•$3 million of securities losses in other noninterest income tied to modest repositioning of the securities portfolio.
•$8 million in incentives and commissions tied to a one-time $1,000 bonus to approximately 5,000 employees and COVID-related vacation carryover net accrual costs.
•$5 million benefit to other noninterest expense tied to lower regulatory-related costs, largely FDIC insurance.
First Quarter 2021 Highlights*
•Total revenue of $806 million remained relatively stable with fourth quarter 2020 levels as a reduction in net interest income was partially offset by higher noninterest income driven by strength in fixed income and brokerage, trust and insurance fees.
•Noninterest expense of $544 million increased $36 million from fourth quarter 2020 driven by a $46 million increase in notable items largely tied to the IBKC Merger. Adjusted noninterest expense of $464 million decreased $10 million from fourth quarter 2020 levels, in part reflecting the benefit of a $5 million increase in merger cost saves.
•Efficiency ratio of 68% compared with 63% in fourth quarter 2020. On an adjusted basis, efficiency improved to 57% compared with 58% in fourth quarter.
•Provision for credit losses benefit of $45 million improved $46 million from fourth quarter 2020, largely reflecting an improved overall macroeconomic outlook and included a $53 million decrease in allowance for credit losses.
•Average interest earning assets of $78.7 billion increased $1.7 billion largely as a $3.1 billion increase in excess cash was partially offset by a $1.6 billion decrease in loans given pandemic impacts on overall market conditions.
•Average deposits of $71.0 billion increased $1.3 billion, or 2%, driven by a $1.2 billion increase in noninterest- bearing deposits largely reflecting the impact of stimulus checks and Payroll Protection Program "PPP" loan funding.
•Allowance for credit losses to loans ratio decreased to 1.70% from 1.80% as of December 31, 2020, largely reflecting an improving macroeconomic outlook and strong asset quality; the allowance for loan losses to nonperforming loans ratio of 232% declined from 249% as of December 31, 2020.
•Net charge-offs of 0.06% decreased from 0.19% in fourth quarter 2020 reflecting continued improvement in overall asset quality; nonperforming loans of $394 million increased 2% from $386 million as of December 31, 2020. The nonperforming loan ratio of 0.67% remained relatively stable linked quarter.
•Tangible book value per share of $10.30 at March 31, 2021 increased 1% from $10.23 at December 31, 2020.
•ROCE of 12.0%; ROTCE of 15.9%; Adjusted ROTCE of 20.2%; CET 1 ratio of 10.0%; and total capital ratio of 12.8%.
•Repurchased 3.6 million shares of common stock during the quarter at a weighted average price of $16.12.
Strategic Update
•Progress across key merger milestones including conversion of mortgage and retail brokerage platform.
•Achieved $76 million of annualized net cost saves in first quarter 2021; on track to deliver a targeted $200 million of annualized cost saves.
•Expect to fully integrate systems in the Fall of 2021.
*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22.

COVID-19 Update
•Funded approximately $1.3 billion of new PPP loans in first quarter 2021 compared with $4.2 billion in full year 2020.
•Loans on deferral represented 0.7% of total loans excluding PPP as of March 31, 2021, compared with 0.9% at December 31, 2020.
*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22.

SUMMARY RESULTS, Continued
Quarterly, Unaudited

				1Q21 Change vs.
($s in millions, except per share and balance sheet data)	1Q21	4Q20	1Q20	4Q20			1Q20
				$/bp		%	$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$555	$578	$381	$(23)		(4)	$174		46
Interest expense- taxable equivalent[1]	45	53	76	(8)		(15)	(31)		(41)
Net interest income- taxable equivalent	511	525	305	(14)		(3)	206		68
Less: Taxable-equivalent adjustment	3	3	2	—		—	1		50
Net interest income	508	$522	$303	$(14)		(3)	205		68
Noninterest income	298	288	175	10		3	123		71
Total revenue	806	810	478	(4)		(1)	328		69
Noninterest expense	544	508	302	36		7	242		80
Pre-provision net revenue[3]	262	302	175	(40)		(13)	87		49
Provision for credit losses[4]	(45)	1	154	(46)		NM	(199)		(129)
Income before income taxes	307	301	21	6		2	286		NM
Provision for income taxes	71	56	5	15		26	66		NM
Net income	235	245	16	(10)		(4)	219		NM
Net income attributable to noncontrolling interest	3	3	3	—		6	—		5
Net income attributable to controlling interest	233	242	14	(9)		(4)	219		NM
Preferred stock dividends	8	8	2	—		5	6		NM
Net income available to common shareholders	$225	$234	$12	$(9)		(4)	$213		NM

Adjusted net income[5]	$295	$265	$21	$30		11	$274		NM
Adjusted net income available to common shareholders[5]	$284	$255	$17	$30		12	$267		NM
Common stock information
EPS	$0.40	$0.42	$0.04	$(0.02)		(5)	$0.36		NM
Adjusted EPS[5]	$0.51	$0.46	$0.05	$0.05		11	$0.46		NM
Diluted shares	558	557	313	1		—	245		78
Key performance metrics
Net interest margin	2.63%	2.71%	3.16%	(8)	bp		(53)	bp
Efficiency ratio	67.53	62.71	63.26	482			427
Adjusted efficiency ratio[5]	57.49	58.34	61.76	(85)			(427)
Effective income tax rate	23.24	18.70	22.44	454			80
Return on average assets	1.12	1.16	0.15	(4)			97
Adjusted return on average assets[5]	1.40	1.26	0.19	14			121
Return on average common equity (“ROCE")	12.01	12.53	1.05	(52)			1,096
Return on average tangible common equity (“ROTCE”)[5]	15.90	16.73	1.59	(83)			1,431
Adjusted ROTCE[5]	20.15	18.18	2.19	197			1,796
Noninterest income as a % of total revenue	37.00	35.61	36.59	139			41
Adjusted noninterest income as a % of total revenue[5]	36.78%	35.42%	36.42%	136	bp		36	bp
Balance Sheet (billions)
Average loans	$58.2	$59.8	$30.5	$(1.6)		(3)	$27.7		91
Average deposits	71.0	69.6	32.9	1.3		2	38.1		116
Average assets	85.4	83.8	43.6	1.6		2	41.8		96
Average common equity	$7.6	$7.4	$4.6	$0.1		2	$3.0		64
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.70%	1.80%	1.45%	(10)	bp		25	bp
Net charge-off ratio	0.06	0.19	0.10	(14)			(4)
Nonperforming loan and leases ratio	0.67%	0.66%	0.57%	1	bp		10	bp
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	9.96%	9.68%	8.54%	28	bp		142	bp
Tier 1	11.03	10.74	9.52	29			151
Total Capital	12.83	12.57	10.78	26			205
Tier 1 leverage	8.20%	8.24%	9.00%	(4)	bp		(80)	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 22.

*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22.

First Quarter 2021 versus Fourth Quarter 2020
Net interest income
Net interest income of $508 million declined $14 million from fourth quarter 2020. Results were driven by the impact of a decrease in average loans, day count and lower short-term rates partially offset by improved funding costs. Net interest margin of 2.63% decreased from 2.71% in the prior quarter, largely driven by a 10 basis point reduction tied to excess cash. Core net interest margin, excluding the impact of net merger accounting accretion and PPP loans decreased 10 basis points partially offset by a 3 basis point benefit tied to a reduction in unusual items.

Noninterest income
Noninterest income of $298 million increased $10 million from fourth quarter 2020. Results reflect strength in fixed income and brokerage, trust and insurance partially offset by lower deferred compensation, mortgage banking and title fees and other noninterest income. Fixed income average daily revenue of $1.9 million improved from $1.5 million in fourth quarter 2020 reflecting the impact of continued overall economic factors including elevated liquidity levels and weak loan demand, as well as interest rate volatility.

Noninterest expense
Noninterest expense of $544 million increased $36 million from fourth quarter 2020 driven by a net $46 million increase in notable items largely related to the IBKC merger. Adjusted noninterest expense of $464 million decreased $10 million from fourth quarter 2020 as a modest increase in outside services was more than offset by reductions in other categories.

Loans and leases
Average loan and lease balances of $58.2 billion decreased $1.6 billion from fourth quarter 2020 reflecting an $893 million decrease in commercial and a $705 million decrease in consumer. Commercial loans trends largely reflected a $972 million decrease in loans to mortgage companies. Period-end loans and leases of $58.6 billion increased $368 million from fourth quarter 2020 largely driven by a $1.0 billion increase in commercial largely tied to PPP loans, offset by a $675 million decrease in consumer.

Deposits
Average deposits of $71.0 billion increased $1.3 billion from fourth quarter 2020 driven by a $1.2 billion increase in noninterest-bearing deposits largely reflecting the impact of stimulus checks and balance increases tied to PPP loans. Period-end deposits of $73.2 billion at March 31, 2021, increased $3.2 billion from $70.0 billion at December 31, 2020 driven by growth in noninterest-bearing deposits. Interest-bearing deposit costs of 20 basis points improved 6 basis points linked quarter, reflecting continued pricing discipline.

Asset quality
Provision for credit losses benefit of $45 million compared to expense of $1 million in fourth quarter 2020, largely reflecting continued improvement in the overall macroeconomic outlook and a reduction in consumer loans.

Net charge-offs of $8 million, or 6 basis points, improved from $29 million, or 19 basis points, in fourth quarter 2020 reflecting continued improvement in overall asset quality.

Nonperforming loans of $394 million increased $7 million from fourth quarter 2020 driven by an increase in commercial real estate. First quarter 2021 allowance to nonperforming coverage ratio of 232% compared with 249% in fourth quarter 2020. First quarter 2021 nonperforming loans to loans ratio of 67 basis points compared with 66 basis points at fourth quarter 2020.

The allowance for credit losses to loans ratio decreased to 1.70% from 1.80% in fourth quarter 2020 reflecting an overall improvement in the macroeconomic environment and asset quality.

*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22.

Capital
CET1 ratio of 10.0% in first quarter 2021 improved from 9.7% in fourth quarter 2020. The improvement was driven by growth in retained earnings and a reduction in risk-weighted assets tied to lower loan balances; the increase was partially offset by capital return through share repurchases and dividends.
On January 27, 2021, the board of directors authorized the company to repurchase up to $500 million of common stock. The board also approved payment of a quarterly cash dividend on its common stock of $0.15 per share. The dividend was paid April 1, 2021. Additionally, the board approved payment of cash dividends on First Horizon’s Series A, Series C, Series D and Series E Preferred Stock.
Returned $143 million in capital to common stockholders during the quarter including $58 million, or 3.6 million shares, of common stock repurchases at a weighted average price of $16.12.
Income taxes
The first quarter 2021 effective tax rate of 23.2% increased from fourth quarter 2020 level of 18.7%. On an adjusted basis, the effective tax rate of 23.4% in first quarter 2021 increased from 20.7% in fourth quarter 2020.

Conference call information
Analysts, investors and interested parties may call toll-free starting at 8:15 a.m. CT on April 21 by dialing 1-888-317-6003 (if calling from the U.S.) or 412-317-6061 (if calling from outside the U.S) and entering access code 3384998. The conference call will begin at 8:30 a.m. CT.

Participants can also opt to listen to the live audio webcast with the accompanying slide presentation at http://ir.fhnc.com/Event.

A replay of the call will be available beginning at noon CT on April 21 until midnight CT on May 5 . To listen to the replay, dial 1-877-344-7529 (U.S. callers) or 412-317-0088 (international callers); the access code is 10152345. A replay of the webcast will also be available at http://ir.fhnc.com/Event and will be archived on the site for one year.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements pertain to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements can be identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned in this document, in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been filed as an exhibit, in Items 1, 1A, and 7 of FHN’s most recent Annual Report on Form 10-K, and in Item 1A of Part II of FHN’s Quarterly Report(s) on Form 10-Q filed this year.

FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time.

*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures included in this report are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

The non-GAAP measures presented in this earnings release are interest income and interest expense on a taxable equivalent basis, pre-provision net revenue ("PPNR"), return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share, and various consolidated and segment results and performance measures and ratios adjusted for notable items.

Presentation of regulatory measures, even those which are not GAAP, provide a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by banking regulators in reviewing capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital ("CET1"), generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items beginning on page 22.

*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22.

CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						1Q21 Change vs.
($s in millions, except per share data)	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20		1Q20
						$	%	$	%
Interest income - taxable equivalent[1]	$555	$578	$601	$349	$381	$(23)	(4)%	$174	46%
Interest expense- taxable equivalent[1]	45	53	66	41	76	(8)	(15)	(31)	(41)
Net interest income- taxable equivalent	511	525	535	308	305	(14)	(3)	206	68
Less: Taxable-equivalent adjustment	3	3	3	3	2	—	—	1	50
Net interest income	508	522	532	305	303	(14)	(3)	205	68
Noninterest income:
Fixed income	126	104	111	112	96	22	21	30	32
Mortgage banking and title	53	57	66	4	2	(4)	(7)	51	NM
Brokerage, trust, and insurance	33	31	30	22	23	2	5	10	41
Service charges and fees	53	53	50	35	36	—	—	17	49
Card and digital banking fees	17	18	17	12	12	(1)	(7)	5	36
Deferred compensation income	3	9	4	8	(10)	(6)	(65)	13	132
Other noninterest income[2]	15	16	546	12	15	(1)	(6)	—	1
Total noninterest income	298	288	823	206	175	10	3	123	71
Total revenue	806	810	1,355	512	478	(4)	(1)	328	69
Noninterest expense:
Personnel expense:
Salaries and benefits	196	200	201	111	113	(4)	(2)	83	74
Incentives and commissions	120	110	126	79	81	10	9	39	48
Deferred compensation expense	3	9	3	9	(10)	(6)	(67)	13	129
Total personnel expense	318	319	329	200	183	(1)	—	135	73
Occupancy and equipment	76	76	77	46	44	—	—	32	72
Outside services	58	59	78	38	38	(1)	(1)	20	51
Amortization of intangible assets	14	15	15	5	5	(1)	(5)	9	NM
Other noninterest expense	78	39	89	31	31	39	100	47	NM
Total noninterest expense	544	508	587	321	302	36	7	242	80
Pre-provision net revenue[3]	262	302	768	191	175	(40)	(13)	87	49
Provision for credit losses[4]	(45)	1	227	121	154	(46)	NM	(199)	(129)
Income before income taxes	307	301	541	69	21	6	2	286	NM
Provision for income taxes	71	56	2	13	5	15	26	66	NM
Net income	235	245	539	57	16	(10)	(4)	219	NM
Net income attributable to noncontrolling interest	3	3	3	3	3	—	6	—	5
Net income attributable to controlling interest	233	242	536	54	14	(9)	(4)	219	NM
Preferred stock dividends	8	8	13	2	2	—	5	6	NM
Net income available to common shareholders	$225	$234	$523	$52	$12	$(9)	(4)%	$213	NM
Common Share Data
EPS	$0.41	$0.42	$0.95	$0.17	$0.04	$(0.01)	(2)	$0.37	NM
Basic shares	552	553	550	312	312	(1)	—	240	77
Diluted EPS	$0.40	$0.42	$0.95	$0.17	$0.04	$(0.02)	(5)	$0.36	NM
Diluted shares	558	557	551	313	313	1	—	245	78

Effective tax rate	23.2%	18.7%	0.4%	18.4%	22.4%
Numbers may not foot due to rounding. See footnote disclosures on page 21.

ADJUSTED[5] FINANCIAL DATA - SEE NOTABLE ITEMS ON PAGE 10
Quarterly, Unaudited

						1Q21 Change vs.
($s in millions, except per share data)	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20		1Q20
						$	%	$	%
Net interest income (FTE)[1]	$511	$525	$535	$308	$305	$(14)	(3)%	$206	68%
Adjusted noninterest income:
Fixed income	126	104	111	112	96	22	21	30	31
Mortgage banking and title	53	57	66	4	2	(4)	(7)	51	NM
Brokerage, trust, and insurance	33	31	30	22	23	2	5	10	43
Service charges and fees	53	53	50	35	36	—	—	17	47
Card and digital banking fees	17	18	17	12	12	(1)	(7)	5	42
Deferred compensation income	3	9	4	8	(10)	(6)	(65)	13	130
Adjusted other noninterest income	14	15	14	12	15	(1)	(6)	(1)	(7)
Adjusted total noninterest income	$297	$288	$291	$206	$175	$10	3%	$122	70%
Total revenue (FTE)[1]	$808	$813	$826	$514	$480	$(5)	(1)%	$328	68%

Adjusted noninterest expense:
Adjusted personnel expense:
Adjusted salaries and benefits	$195	$200	$200	$107	$112	$(5)	(3)%	$83	74%
Adjusted Incentives and commissions	99	89	91	79	81	10	11%	18	22
Deferred compensation expense	3	9	3	9	(10)	(6)	(67)%	13	130
Adjusted total personnel expense	297	298	294	195	182	(1)	—%	115	63
Adjusted occupancy and equipment	72	74	73	46	44	(2)	(3)%	28	64
Adjusted outside services	54	52	46	33	37	2	4%	17	46
Adjusted amortization of intangible assets	13	14	14	5	5	(1)	(5)%	8	NM
Adjusted other noninterest expense	28	35	45	27	28	(7)	(20)%	—	—
Adjusted total noninterest expense	$464	$474	$471	$307	$296	$(10)	(2)%	$168	57%

Adjusted pre-provision net revenue[5]	$343	$339	$355	$207	$183	$4	1%	$160	87%

Adjusted provision for credit losses[4]	$(45)	$1	$80	$121	$154	$(46)	NM	$(199)	(129)%

Adjusted net income available to common shareholders	$284	$255	$193	$64	$17	$30	12%	$267	NM

Adjusted Common Share Data
Adjusted diluted EPS	$0.51	$0.46	$0.35	$0.20	$0.05	$0.05	11%	$0.46	NM
Diluted shares	558	557	551	313	313	1	—%	245	78%

Adjusted effective tax rate	23.4%	20.7%	23.3%	18.3%	22.2%
Adjusted ROTCE	20.2%	18.2%	13.9%	8.3%	2.2%
Adjusted efficiency ratio	57.5%	58.3%	57.1%	59.7%	61.8%
Numbers may not foot due to rounding.
See footnote disclosures on page 21.

NOTABLE ITEMS
Quarterly, Unaudited

(In millions)	1Q21	4Q20	3Q20	2Q20	1Q20
Summary of Notable Items:
Purchase accounting gain	$1	$1	$532	$—	$—
Merger/acquisition non-PCD provision expense	—	—	(147)	—	—
Merger/acquisition expense*	(70)	(34)	(101)	(14)	(6)
Charitable contributions	—	—	(15)	—	—
Other notable expenses	(10)	—	—	—	—
Total notable items	$(79)	$(33)	$269	$(14)	$(6)
EPS impact of notable items	$(0.11)	$(0.04)	$0.60	$(0.04)	$(0.01)
Numbers may not foot due to rounding
*3Q20 includes $20 million of charitable contributions to establish the First Horizon Louisiana Foundation.

IMPACT OF NOTABLE ITEMS:
Quarterly, Unaudited

(In millions)	1Q21	4Q20	3Q20	2Q20	1Q20
Impacts of Notable Items:
Noninterest income:
Other noninterest income	$(1)	$(1)	$(532)	$—	$—
Total noninterest income	$(1)	$(1)	$(532)	$—	$—

Noninterest expense:
Personnel expenses:
Salaries and benefits	$—	$—	$(1)	$(5)	$(1)
Incentives and commissions	(21)	(21)	(34)	—	—
Deferred compensation expense	—	—	—	—	—
Total personnel expenses	(21)	(21)	(35)	(5)	(1)
Occupancy and equipment	(4)	(2)	(4)	—	—
Outside services	(4)	(7)	(32)	(5)	(2)
Amortization of intangible assets	(1)	(1)	(1)	—	—
Other noninterest expense	(50)	(4)	(44)	(4)	(3)
Total noninterest expense	$(80)	$(34)	$(116)	$(14)	$(6)

Provision for credit losses	$—	$—	$(147)	$—	$—

Income before income taxes	$79	$33	$(269)	$14	$6
Provision for income taxes	19	13	61	3	1
Net income/(loss) available to common shareholders	$60	$20	$(331)	$12	$5
Numbers may not foot due to rounding

FINANCIAL RATIOS
Quarterly, Unaudited
						1Q21 change vs.
	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20			1Q20
FINANCIAL RATIOS						$/bp		%	$/bp		%
Net interest margin	2.63%	2.71%	2.84%	2.90%	3.16%	(8)	bp		(53)	bp
Return on average assets	1.12%	1.16%	2.63%	0.48%	0.15%	(4)			97
Adjusted return on average assets[5]	1.40%	1.26%	1.01%	0.57%	0.19%	14			121
Return on average common equity (“ROCE”)	12.01%	12.53%	28.49%	4.50%	1.05%	(52)			1,096
Return on average tangible common equity (“ROTCE”)[5]	15.90%	16.73%	37.75%	6.74%	1.59%	(83)			1,431
Adjusted ROTCE[5]	20.15%	18.18%	13.90%	8.26%	2.19%	197			1,796
Noninterest income as a % of total revenue	37.00%	35.61%	60.72%	40.32%	36.59%	139			41
Adjusted noninterest income as a % of total revenue[5]	36.78%	35.42%	35.20%	40.12%	36.42%	136			36
Efficiency ratio	67.53%	62.71%	43.31%	62.74%	63.26%	482			427
Adjusted efficiency ratio[5]	57.49%	58.34%	57.06%	59.65%	61.76%	(85)			(427)

CAPITAL - PERIOD END
CET1 capital ratio*	9.96%	9.68%	9.21%	9.25%	8.54%	28	bp		142	bp
Tier 1 capital ratio*	11.03%	10.74%	10.25%	10.69%	9.52%	29	bp		151	bp
Total capital ratio*	12.83%	12.57%	12.05%	12.47%	10.78%	26	bp		205	bp
Tier 1 leverage ratio*	8.20%	8.24%	8.25%	8.55%	9.00%	(4)	bp		(80)	bp
Risk-weighted assets (“RWA”) (billions)	$62.4	$63.1	$64.5	$37.4	$40.1	$(1)		(1)%	$22		56%
Total equity to total assets	9.49%	9.86%	9.81%	10.71%	10.71%	(37)	bp		(122)	bp
Tangible common equity/tangible assets (“TCE/TA”)[5]	6.64%	6.89%	6.78%	6.63%	6.81%	(25)	bp		(17)	bp
Period-end shares outstanding (millions)	552	555	555	312	312	(3)		—	241		77%
Cash dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15	$—		—	$—		—
Book value per common share	$13.65	$13.59	$13.30	$14.96	$14.96	$0.06		—	$(1.31)		(9)%
Tangible book value per common share[5]	$10.30	$10.23	$9.92	$9.99	$9.96	$0.07		1%	$0.34		3%

SELECTED BALANCE SHEET DATA
Loans-to-deposit ratio (period-end balances)	80.09%	83.21%	87.28%	86.62%	96.97%	(312)	bp		(1,688)	bp
Loans-to-deposit ratio (average balances)	82.02%	85.90%	89.59%	90.52%	92.83%	(388)	bp		(1,080)	bp
Full-time equivalent associates	8,284	8,466	8,121	5,006	4,969	(182)		(2)%	3,315		67%
Certain previously reported amounts have been reclassified to agree with current presentation
*Current quarter is an estimate.
See footnote disclosures on page 21.

CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						1Q21 change vs.
(In millions)	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20		1Q20
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$33,951	$33,103	$33,656	$21,394	$22,124	$848	3%	$11,827	53%
Commercial real estate	12,470	12,275	12,511	4,813	4,640	195	2	7,830	NM
Total Commercial	46,421	45,379	46,167	26,207	26,764	1,042	2	19,657	73
Consumer real estate	11,053	11,725	12,328	6,052	6,119	(672)	(6)	4,933	81
Credit card and other[6]	1,126	1,128	1,212	449	495	(2)	—	631	128
Total Consumer	12,178	12,853	13,540	6,502	6,614	(675)	(5)	5,564	84
Loans and leases, net of unearned income	58,600	58,232	59,707	32,709	33,378	368	1	25,221	76
Loans held for sale	811	1,022	1,051	746	596	(211)	(21)	215	36
Investment securities	8,361	8,057	8,006	5,486	4,555	304	4	3,806	84
Trading securities	1,076	1,176	1,386	1,116	1,878	(100)	(9)	(801)	(43)
Interest-bearing deposits with banks	11,635	8,351	5,443	3,136	671	3,284	39	10,965	NM
Federal funds sold and securities purchased under agreements to resell	520	445	593	415	592	75	17	(72)	(12)
Total interest earning assets	81,004	77,284	76,186	43,608	41,669	3,720	5	39,334	94
Cash and due from banks	1,169	1,203	1,075	604	538	(34)	(3)	632	118
Goodwill and other intangible assets, net	1,850	1,864	1,876	1,552	1,558	(14)	(1)	292	19
Premises and equipment, net	719	759	756	448	448	(40)	(5)	271	61
Allowance for loan and lease losses[7]	(914)	(963)	(988)	(538)	(444)	49	5	(470)	(106)
Other assets	3,685	4,063	4,125	2,970	3,429	(378)	(9)	256	7
Total assets	$87,513	$84,209	$83,030	$48,645	$47,197	$3,304	4%	$40,316	85%

Liabilities and Shareholders' Equity:
Deposits:
Savings	$27,023	$27,324	$26,573	$13,532	$13,860	$(301)	(1)%	$13,163	95%
Time deposits	4,653	5,070	5,526	2,656	3,058	(418)	(8)	1,595	52
Other interest-bearing deposits	16,444	15,415	14,925	9,784	8,561	1,029	7	7,883	92
Total interest-bearing deposits	48,120	47,810	47,025	25,972	25,480	311	1	22,640	89
Trading liabilities	454	353	477	233	453	101	29	1	—
Short-term borrowings	2,203	2,198	2,142	2,392	5,325	4	—	(3,123)	(59)
Term borrowings	1,671	1,670	2,162	2,032	793	2	—	878	111
Total interest-bearing liabilities	52,448	52,030	51,805	30,628	32,050	417	1	20,397	64
Noninterest-bearing deposits	25,046	22,173	21,384	11,788	8,940	2,874	13	16,106	NM
Other liabilities	1,712	1,699	1,696	1,020	1,152	12	1	560	49
Total liabilities	79,206	75,903	74,885	43,436	42,142	3,303	4	37,064	88
Shareholders' Equity:
Preferred stock	470	470	470	240	96	—	—	375	NM
Common stock	345	347	347	195	195	(2)	—	150	77
Capital surplus	5,036	5,073	5,061	2,941	2,939	(37)	(1)	2,098	71
Retained earnings[7]	2,402	2,261	2,111	1,672	1,667	140	6	734	44
Accumulated other comprehensive loss, net	(242)	(140)	(140)	(135)	(136)	(102)	(73)	(106)	(78)
Combined shareholders' equity	8,012	8,012	7,849	4,913	4,760	—	—	3,251	68
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,307	8,307	8,144	5,208	5,056	—	—	3,251	64
Total liabilities and shareholders' equity	$87,513	$84,209	$83,030	$48,645	$47,197	$3,304	4%	$40,316	85%
Memo:
Total Deposits	$73,167	$69,982	$68,409	$37,759	$34,420	$3,184	5%	$38,747	113%
Numbers may not foot due to rounding. Certain previously reported amounts have been reclassified to agree with current presentation. See footnote disclosures on page 22.

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						1Q21 change vs.
(In millions)	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20		1Q20
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$33,279	$34,196	$34,051	$22,694	$19,470	$(917)	(3)%	$13,809	71%
Commercial real estate	12,424	12,400	12,414	4,710	4,422	24	—	8,002	NM
Total Commercial	45,703	46,596	46,465	27,404	23,891	(893)	(2)	21,812	91
Consumer real estate	11,400	12,030	12,444	6,087	6,134	(630)	(5)	5,266	86
Credit card and other[6]	1,119	1,194	1,209	476	498	(75)	(6)	621	125
Total Consumer	12,519	13,224	13,653	6,564	6,633	(705)	(5)	5,886	89
Loans and leases, net of unearned income	58,222	59,820	60,118	33,968	30,524	(1,598)	(3)	27,698	91
Loans held-for-sale	842	1,030	985	731	590	(188)	(18)	252	43
Investment securities	8,320	8,213	8,590	4,541	4,467	107	1	3,853	86
Trading securities	1,418	1,292	1,194	1,420	1,831	126	10	(413)	(23)
Interest-bearing deposits with banks	9,269	6,201	3,616	1,620	548	3,068	49	8,721	NM
Federal funds sold and securities purchased under agreements to resell	599	440	500	422	827	159	36	(228)	(28)
Total interest earning assets	78,670	76,995	75,002	42,702	38,788	1,675	2	39,882	103
Cash and due from banks	1,250	1,204	1,028	562	610	46	4	641	105
Goodwill and other intangibles assets, net	1,857	1,871	1,794	1,555	1,560	(14)	(1)	297	19
Premises and equipment, net	755	765	747	452	451	(10)	(1)	304	67
Allowances for loan and lease losses[7]	(949)	(985)	(980)	(476)	(354)	36	4	(595)	NM
Other assets	3,817	3,959	4,093	3,140	2,497	(142)	(4)	1,320	53
Total assets	$85,401	$83,809	$81,683	$47,934	$43,552	$1,592	2%	$41,849	96%

Liabilities and shareholders' equity:
Deposits:
Savings	$27,370	$27,090	$25,648	$14,118	$12,117	$280	1%	$15,253	126%
Time deposits	4,836	5,386	5,783	2,836	3,357	(550)	(10)	1,480	44
Other interest-bearing deposits	15,491	15,057	14,771	9,256	8,743	433	3	6,748	77
Total interest-bearing deposits	47,697	47,534	46,202	26,211	24,216	163	—	23,481	97
Trading liabilities	518	367	360	352	751	150	41	(233)	(31)
Short-term borrowings	2,280	2,113	2,469	2,603	3,211	167	8	(931)	(29)
Term borrowings	1,670	1,913	2,172	1,426	791	(242)	(13)	879	111
Total interest-bearing liabilities	52,164	51,926	51,202	30,593	28,967	238	—	23,198	80
Noninterest-bearing deposits	23,284	22,105	20,904	11,316	8,666	1,179	5	14,618	NM
Other liabilities	1,603	1,568	1,505	908	915	35	2	688	75
Total liabilities	77,052	75,600	73,611	42,816	38,550	1,452	2	38,502	100
Shareholders' Equity:
Preferred stock	470	470	468	150	96	—	—	375	NM
Common stock	346	347	345	195	195	—	—	152	78
Capital surplus	5,061	5,902	5,041	2,941	2,935	(841)	(14)	2,126	72
Retained earnings[7]	2,336	1,346	2,025	1,672	1,687	991	74	649	38
Accumulated other comprehensive loss, net	(161)	(151)	(103)	(135)	(206)	(10)	(7)	45	22
Combined shareholders' equity	8,054	7,914	7,777	4,822	4,707	140	2	3,347	71
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,349	8,209	8,072	5,118	5,002	140	2	3,347	67
Total liabilities and shareholders' equity	$85,401	$83,809	$81,683	$47,934	$43,552	$1,592	2%	$41,849	96%
Memo:
Total Deposits	$70,981	$69,639	$67,106	$37,526	$32,882	$1,342	2%	$38,099	116%
Numbers may not foot due to rounding. Certain previously reported amounts have been reclassified to agree with current presentation. See footnote disclosures on page 21.

CONSOLIDATED NET INTEREST INCOME AND AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited
											1Q21 change vs.
	1Q21		4Q20		3Q20		2Q20		1Q20		4Q20		1Q20
(In millions, except rates)	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense		Income/Expense
											$	%	$	%
Interest earning assets/Interest income:
Loans and leases, net of unearned income:
Commercial	$382	3.39	$406	3.46	$419	3.59	$243	3.56	$257	4.33	$(23)	(6)%	$125	49%
Consumer	127	4.13	129	3.89	141	4.11	65	4.00	71	4.33	(1)	(1)	56	78
Loans and leases, net of unearned income	510	3.55	535	3.56	560	3.70	308	3.65	329	4.33	(25)	(5)	181	55
Loans held-for-sale	7	3.16	8	3.22	8	3.36	7	3.61	7	4.67	(2)	(20)	—	(5)
Investment securities	28	1.41	27	1.29	25	1.21	25	2.23	28	2.51	1	3	—	(1)
Trading securities	7	2.03	7	2.05	6	2.08	9	2.48	13	2.91	1	9	(6)	(45)
Interest-bearing deposits with banks	2	0.10	2	0.10	1	0.09	—	0.09	2	1.13	1	42	—	11
Federal funds sold and securities purchased under agreements	—	(0.12)	—	0.03	—	0.04	—	(0.06)	2	1.13	—	NM	(2)	(110)
Interest income	$555	2.86	$578	2.99	$601	3.19	$349	3.29	$381	3.94	$(23)	(4)%	$174	46%

Interest bearing liabilities/Interest expense:
Interest-bearing deposits:
Savings	$13	0.19	$18	0.27	$25	0.38	$13	0.36	$26	0.87	$(6)	(31)%	$(13)	(52)%
Time deposits	6	0.47	6	0.44	10	0.70	9	1.31	14	1.67	—	(5)	(8)	(60)
Other interest-bearing deposits	6	0.16	7	0.18	7	0.20	3	0.13	14	0.65	(1)	(13)	(8)	(57)
Total interest-bearing deposits	24	0.20	31	0.26	42	0.36	25	0.38	54	0.90	(7)	(22)	(30)	(55)
Trading liabilities	1	0.73	1	0.78	1	0.77	1	1.11	3	1.76	—	31	(2)	(72)
Short-term borrowings	1	0.21	1	0.23	1	0.20	1	0.22	10	1.24	—	(2)	(9)	(88)
Term borrowings	18	4.39	20	4.16	22	3.98	14	3.96	8	4.01	(2)	(8)	10	129
Interest expense	45	0.34	53	0.40	66	0.51	41	0.54	76	1.05	(8)	(15)	(31)	(41)
Net interest income - tax equivalent basis	511	2.52	525	2.59	535	2.68	308	2.75	305	2.89	(14)	(3)	206	68
Fully taxable equivalent adjustment	(3)	0.11	(3)	0.12	(3)	0.16	(3)	0.15	(2)	0.27	—	7	(1)	(48)
Net interest income	$508	2.63	$522	2.71	$532	2.84	$305	2.90	$303	3.16	$(14)	(3)%	$205	68%

Memo:
Total loan yield		3.55%		3.56%		3.70%		3.65%		4.33%
Total deposit cost		0.14%		0.18%		0.25%		0.27%		0.67%
Total funding cost		0.24%		0.28%		0.36%		0.40%		0.81%
Net interest income and yields are adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Earning assets yields are expressed net of unearned income.
Loan yields include loan fees, cash basis interest income, and loans on nonaccrual status.
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

CONSOLIDATED NONPERFORMING LOANS AND LEASES ("NPL")
Quarterly, Unaudited

	As of					1Q21 change vs.
(In millions, except ratio data)	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20		1Q20
						$	%	$	%
Nonperforming loans and leases
Commercial, financial, and industrial (C&I)	$144	$144	$213	$127	$96	$—	—%	$48	50%
Commercial real estate	67	58	51	2	2	9	15	65	NM
Consumer real estate	180	182	180	96	91	(2)	(1)	89	97
Credit card and other	2	2	3	—	—	—	22	2	NM
Total nonperforming loans and leases	$394	$386	$447	$226	$190	$7	2%	$204	107%

Asset Quality Ratio
Nonperforming loans and leases to loans and leases
Commercial, financial, and industrial (C&I)	0.42%	0.43%	0.63%	0.60%	0.43%
Commercial real estate	0.54	0.48	0.41	0.04	0.05
Consumer real estate	1.63	1.56	1.46	1.59	1.49
Credit card and other	0.22	0.18	0.24	0.06	0.07
Total nonperforming loans and leases to loans and leases	0.67%	0.66%	0.75%	0.69%	0.57%
Numbers may not foot due to rounding.

CONSOLIDATED LOANS AND LEASES 90 DAYS OR MORE PAST DUE AND ACCRUING
Quarterly, Unaudited

	As of					1Q21 change vs.
(In millions)	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20		1Q20
						$	%	$	%
Loans and leases 90 days or more past due and accruing
Commercial, financial, and industrial (C&I)	$—	$—	$—	$—	$—	$—	(62)%	$—	(40)%
Commercial real estate	—	—	—	—	—	—	NM	—	NM
Consumer real estate	12	15	14	13	12	(3)	(19)	—	3
Credit card and other	—	1	1	1	2	—	(37)	(1)	(76)
Total loans and leases 90 days or more past due and accruing	$13	$16	$15	$14	$14	$(3)	(20)%	$(1)	(8)%
Numbers may not foot due to rounding.

CONSOLIDATED NET CHARGE-OFFS
Quarterly, Unaudited

	As of					1Q21 change vs.
(In millions, except ratio data)	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20		1Q20
Charge-off, Recoveries and Related Ratios						$	%	$	%
Gross Charge-offs
Commercial, financial, and industrial (C&I)	$15	$35	$69	$18	$7	$(20)	(56)%	$9	128%
Commercial real estate	3	—	4	—	1	3	NM	3	NM
Consumer real estate	1	1	2	2	2	—	(6)	(1)	(39)
Credit card and other	3	4	4	3	4	(1)	(16)	(1)	(23)
Total gross charge-offs	$23	$40	$78	$23	$13	$(17)	(43)%	$10	71%
Gross Recoveries
Commercial, financial, and industrial (C&I)	$(6)	$(4)	$(3)	$(1)	$(1)	$(2)	(47)%	$(5)	NM
Commercial real estate	(2)	(1)	(2)	—	(1)	—	(43)	(1)	NM
Consumer real estate	(6)	(5)	(5)	(4)	(4)	(1)	(25)	(3)	(80)
Credit card and other	(1)	(1)	(1)	(1)	(1)	—	22	—	2
Total gross recoveries	$(15)	$(12)	$(12)	$(6)	$(6)	$(3)	(28)%	$(9)	(139)%
Net Charge-offs (Recoveries)
Commercial, financial, and industrial (C&I)	$10	$31	$66	$17	$6	$(22)	(69)%	$4	63%
Commercial real estate	2	(1)	1	—	—	2	NM	2	NM
Consumer real estate	(5)	(4)	(3)	(2)	(1)	(1)	(38)	(4)	NM
Credit card and other	2	2	3	2	3	—	(13)	(1)	(32)
Total net charge-offs	$8	$29	$67	$17	$7	$(21)	(72)%	$1	11%

Annualized Net Charge-off (Recovery) Rates
Commercial, financial, and industrial (C&I)	0.12%	0.36%	0.77%	0.30%	0.12%
Commercial real estate	0.06	(0.02)	0.04	(0.01)	—
Consumer real estate	(0.18)	(0.12)	(0.11)	(0.13)	(0.08)
Credit card and other	0.65	0.68	0.83	1.35	2.12
Total loans and leases	0.06%	0.19%	0.44%	0.20%	0.10%
Numbers may not foot due to rounding.

CONSOLIDATED ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED COMMITMENTS
Quarterly, Unaudited

	As of					1Q21 Change vs.
(In millions)	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20		1Q20
Summary of Changes in the Components of the Allowance For Credit Losses						$	%	$	%
Allowance for loan and lease losses - beginning	$963	$988	$538	$444	$200	$(25)	(3)%	$763	NM
Cumulative effect of change in accounting principle:
Commercial, financial, and industrial (C&I)	—	—	—	—	19	—	NM	(19)	(100)
Commercial real estate	—	—	—	—	(7)	—	NM	7	100
Consumer real estate	—	—	—	—	93	—	NM	(93)	(100)
Credit card and other	—	—	—	—	2	—	NM	(2)	(100)
Total cumulative effect of change in accounting principles	—	—	—	—	106	—	NM	(106)	(100)
Allowance for loan and lease losses - beginning, adjusted	$963	$988	$538	$444	$307	$(25)	(3)%	$657	NM
Acquired purchased credit deteriorated allowance for loan and lease losses:
Commercial, financial, and industrial (C&I)	—	—	138	—	—	—	NM	—	NM
Commercial real estate	—	—	100	—	—	—	NM	—	NM
Consumer real estate	—	—	44	—	—	—	NM	—	NM
Credit card and other	—	—	5	—	—	—	NM	—	NM
Total acquired purchased credit deteriorated allowance for loan and lease losses	—	—	287	—	—	—	NM	—	NM
Charge-offs:
Commercial, financial, and industrial (C&I)	(15)	(35)	(69)	(18)	(7)	20	56	(9)	(128)
Commercial real estate	(3)	—	(4)	—	(1)	(3)	NM	(3)	NM
Consumer real estate	(1)	(1)	(2)	(2)	(2)	—	6	1	39
Credit card and other	(3)	(4)	(4)	(3)	(4)	1	16	1	23
Total charge-offs	(23)	(40)	(78)	(23)	(13)	17	43	(10)	(71)
Recoveries:
Commercial, financial, and industrial (C&I)	6	4	3	1	1	2	47	5	NM
Commercial real estate	2	1	2	—	1	—	43	1	NM
Consumer real estate	6	5	5	4	4	1	25	3	80
Credit card and other	1	1	1	1	1	—	(22)	—	(2)
Total Recoveries	15	12	12	6	6	3	28	9	139
Provision for loan and lease losses:
Commercial, financial, and industrial (C&I)*	(1)	(5)	99	81	119	4	81	(120)	(101)
Commercial real estate*	(8)	34	52	10	19	(42)	(124)	(27)	(143)
Consumer real estate*	(26)	(27)	74	19	—	1	5	(26)	NM
Credit card and other*	(6)	3	5	—	7	(9)	NM	(13)	NM
Total provision for loan and lease losses*:	(41)	4	230	110	145	(45)	NM	(186)	(128)
Allowance for loan and lease losses - ending	$914	$963	$988	$538	$444	$(49)	(5)%	$470	106%

Reserve for unfunded commitments - beginning	$85	$89	$50	$39	$6	$(4)	(5)%	$78	NM
Cumulative effect of change in accounting principle	—	—	—	—	24	—	NM	(24)	(100)
Acquired reserve for unfunded commitments	—	(1)	41	—	—	1	100	—	NM
Provision for unfunded commitments	(4)	(3)	(3)	11	9	(1)	(33)	(13)	(143)
Reserve for unfunded commitments - ending	$81	$85	$89	$50	$39	$(4)	(5)	$41	105
Total allowance for credit losses- ending	$995	$1,048	$1,077	$588	$484	$(53)	(5)%	$511	106%
Numbers may not foot due to rounding. * 3Q20 includes $30 million, $44 million, $70 million, and $3 million recognized within the C&I, Commercial real estate, Consumer real estate, and Credit card and other loan and leases portfolios, respectively, of provision expense associated with the recognition of Non-PCD provision related to mergers/acquisitions.

CONSOLIDATED ASSET QUALITY RATIOS - ALLOWANCE FOR LOAN AND LEASE LOSSES
Quarterly, Unaudited

	As of
	1Q21	4Q20	3Q20	2Q20	1Q20

Allowance for loans and lease losses to loans and leases
Commercial, financial, and industrial (C&I)	1.30%	1.37%	1.45%	1.49%	1.15%
Commercial real estate	1.86%	1.97%	1.66%	1.19%	1.03%
Consumer real estate	2.00%	2.07%	2.15%	2.38%	2.01%
Credit card and other	1.63%	2.34%	2.11%	4.03%	3.91%
Total allowance for loans and lease losses to loans and leases	1.56%	1.65%	1.65%	1.64%	1.33%
Allowance for loans and lease losses to nonperforming loans and leases
Commercial, financial, and industrial (C&I)	307%	315%	230%	250%	265%
Commercial real estate	345%	415%	407%	2,771%	2,175%
Consumer real estate	123%	133%	147%	149%	135%
Credit card and other	749%	1,313%	890%	7,114%	5,368%
Total allowance for loans and lease losses to nonperforming loans and leases	232%	249%	221%	238%	234%

REGIONAL BANKING
Quarterly, Unaudited

						1Q21 Change vs.
	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20			1Q20
						$/bp		%	$/bp		%
Income Statement (millions)
Net interest income	$426	$430	$448	$211	$194	$(4)		(1)%	$232		120%
Noninterest income	99	105	97	69	73	(6)		(6)	26		36%
Total revenue	526	535	545	280	267	(9)		(2)	259		97%
Noninterest expense	272	306	301	164	174	(34)		(11)	98		56%
Pre-provision net revenue[3]	254	229	244	116	93	25		11	161		NM
Provision for credit losses[4]	(32)	(2)	194	102	98	(30)		NM	(130)		(133)%
Income before income tax expense	286	231	49	13	(4)	55		24	290		NM
Income tax expense	66	53	9	1	(3)	13		25	69		NM
Net income	$220	$178	$41	$12	$(1)	$42		24%	$221		NM

Average Balances (billions)
Total loans and leases	$40.1	$40.6	$41.6	$19.1	$17.2	$(0.5)		(1)%	$22.9		133%
Interest-earning assets	40.1	40.6	41.5	19.1	17.2	(0.5)		(1)	22.9		133
Total assets	42.4	43.0	43.7	21.0	19.0	(0.6)		(1)	23.4		123
Total deposits	62.0	60.7	59.3	30.2	27.2	1.3		2	34.8		128

Key Metrics
Net interest margin[8]	4.34%	4.24%	4.32%	4.50%	4.58%	10	bp		(24)	bp
Efficiency ratio	51.66%	57.26%	55.24%	58.61%	65.12%	(560)	bp		(1,346)	bp
Loans-to-deposits ratio (period-end balances)	62.53%	65.37%	68.14%	62.34%	64.37%	(284)	bp		(184)	bp
Loans-to-deposits ratio (average-end balances)	64.60%	66.91%	70.13%	63.11%	63.21%	(231)	bp		139	bp
Return on average assets (annualized)	2.10%	1.65%	0.37%	0.24%	(0.03)%	45	bp		213	bp
Return on allocated equity[9]	24.05%	17.97%	4.31%	2.58%	(0.29)%	608	bp		2,434	bp
Financial center locations	490	492	493	269	269	(2)		—%	221		82%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

SPECIALTY BANKING
Quarterly, Unaudited

						1Q21 Change vs.
	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20			1Q20
						$/bp		%	$/bp		%
Income Statement (millions)
Net interest income	$159	$173	$161	$130	$109	$(14)		(8)%	$50		46%
Noninterest income	185	167	181	124	105	18		11	80		76
Total revenue	344	340	342	254	213	4		1	131		62
Noninterest expense	154	135	137	111	110	19		14	44		40
Pre-provision net revenue[3]	190	205	205	143	103	(15)		(7)	87		84
Provision for credit losses[4]	(7)	11	34	18	54	(18)		NM	(61)		(113)
Income before income tax expense	196	194	171	125	49	2		1	147		NM
Income tax expense	47	47	42	31	12	—		—	35		NM
Net income	$149	$147	$129	$94	$37	$2		1%	$112		NM

Average Balances (billions)
Total loans and leases	$17.2	$18.2	$17.6	$14.0	$12.4	$(1.0)		(6)%	$4.8		39%
Interest-earning assets	20.2	21.1	20.3	16.7	15.7	(0.9)		(4)	4.4		28
Total assets	21.5	22.5	21.7	18.0	16.9	(1.0)		(4)	4.6		27
Total deposits	5.4	4.9	4.5	3.6	3.4	0.4		9	2.0		59

Key Metrics
Fixed income product average daily revenue (thousands)	$1,885	$1,505	$1,545	$1,592	$1,264	$380		25%	$621		49%
Net interest margin[8]	3.19%	3.26%	3.16%	3.14%	2.78%	(7)	bp		41	bp
Efficiency ratio	44.86%	39.71%	40.17%	43.81%	51.52%	515	bp		(666)	bp
Loans-to-deposits ratio (period-end balances)	314%	365%	399%	375%	468%	(5,086)	bp		(15,415)	bp
Loans-to-deposits ratio (average-end balances)	320%	370%	393%	393%	368%	(4,944)	bp		(4,752)	bp
Return on average assets (annualized)	2.81%	2.60%	2.37%	2.10%	0.88%	21	bp		193	bp
Return on allocated equity[9]	33.73%	32.33%	29.80%	27.27%	11.09%	140	bp		2,264	bp
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, international banking and SBA lending. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

CORPORATE
Quarterly, Unaudited

						1Q21 Change vs.
	1Q21	4Q20	3Q20	2Q20	1Q20	4Q20		1Q20
						$	%	$	%
Income Statement (millions)
Net interest income/(expense)	$(77)	$(81)	$(77)	$(36)	$—	$4	5%	$(77)	NM
Noninterest income[2]	13	17	545	14	(3)	(4)	(24)	16	NM
Total revenues	(64)	(64)	468	(23)	(3)	—	—	(61)	NM
Noninterest expense	118	67	148	46	18	51	76	100	NM
Pre-provision net revenue[3]	(182)	(131)	319	(68)	(21)	(51)	(39)	(161)	NM
Provision for credit losses[4]	(6)	(7)	(1)	1	2	1	14	(8)	NM
Income before income tax expense	(176)	(124)	321	(69)	(23)	(52)	(42)	(153)	NM
Income tax expense (benefit)	(43)	(44)	(48)	(19)	(4)	1	2	(39)	NM
Net income/(loss)	$(133)	$(80)	$369	$(50)	$(19)	$(53)	(66)%	$(114)	NM

Average Balance Sheet (billions)
Interest bearing assets	$18.4	$15.3	$13.2	$6.9	$5.9	$3.2	21%	$12.6	NM
Total assets	21.5	18.3	16.3	8.9	7.6	3.2	17	13.9	NM
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.

FOOTNOTES
1 Taxable equivalent interest income and interest expense are non-GAAP measures and reconcile to net interest income (GAAP) in the table.
2 3Q20 includes a $532 million purchase accounting gain from FHN's merger with IBERIABANK.
3 Pre-provision net revenue is a non-GAAP measure and is reconciled to income before income taxes (GAAP) in the table.
4 Beginning in 3Q20 FHN began recording credit expense on unfunded commitments as a component of provision for credit losses. Prior period amounts have been reclassified from other noninterest expense.
5 Represents a non-GAAP measure and is reconciled to the nearest GAAP measure in the non-GAAP to GAAP reconciliations beginning on page 22.
6 Credit card and other includes an insignificant amount of commercial credit card balances.
7 Effective 1/1/2020 FHN adopted ASU 2016-13, "Measurement of Credit Losses on Financial Instruments," (CECL) which resulted in an increase to the Allowance for loan and lease losses of $106 million and a net decrease to retained earnings of $96 million.
8 Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable state taxes.
9 Segment equity is allocated based on an internal allocation methodology.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)	1Q21	4Q20	3Q20	2Q20	1Q20

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$8,307	$8,307	$8,144	$5,208	$5,056
Less: Noncontrolling interest (a)	295	295	295	295	295
Less: Preferred stock (a)	470	470	470	240	96
(B) Total common equity	$7,541	$7,541	$7,378	$4,673	$4,665
Less: Intangible assets (GAAP) (b)	1,850	1,864	1,876	1,552	1,558
(C) Tangible common equity (Non-GAAP)	$5,691	$5,677	$5,502	$3,120	$3,107

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$87,513	$84,209	$83,030	$48,645	$47,197
Less: Intangible assets (GAAP) (b)	1,850	1,864	1,876	1,552	1,558
(E) Tangible assets (Non-GAAP)	$85,663	$82,345	$81,154	$47,092	$45,640

Period-end Shares Outstanding
(F) Period-end shares outstanding	552	555	555	312	312

Ratios
(A)/(D) Total equity to total assets (GAAP)	9.49%	9.86%	9.81%	10.71%	10.71%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	6.64%	6.89%	6.78%	6.63%	6.81%
(B)/(F) Book value per common share (GAAP)	$13.65	$13.59	$13.30	$14.96	$14.96
(C)/(F) Tangible book value per common share (Non-GAAP)	$10.30	$10.23	$9.92	$9.99	$9.96
(a)     Included in Total equity on the Consolidated Balance Sheet.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited
	1Q21			4Q20			3Q20			2Q20			1Q20
($s in millions, except per share data)	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP
Interest income - FTE	$552	$3	$555	$574	$3	$578	$598	$3	$601	$347	$3	$349	$378	$2	$381
Interest expense- FTE	45	—	45	53	—	53	66	—	66	41	—	41	76	—	76
Net interest income- FTE	508	3	511	522	3	525	532	3	535	305	3	308	303	2	305
Less: Taxable-equivalent adjustment	—	3	3	—	3	3	—	3	3	—	3	3	—	2	2
Net interest income	508	—	508	522	—	522	532	—	532	305	—	305	303	—	303
Noninterest income:
Fixed income	126	—	126	104	—	104	111	—	111	112	—	112	96	—	96
Mortgage banking and title	53	—	53	57	—	57	66	—	66	4	—	4	2	—	2
Brokerage, trust, and insurance	33	—	33	31	—	31	30	—	30	22	—	22	23	—	23
Service charges and fees	53	—	53	53	—	53	50	—	50	35	—	35	36	—	36
Card and digital banking fees	17	—	17	18	—	18	17	—	17	12	—	12	12	—	12
Deferred compensation income	3	—	3	9	—	9	4	—	4	8	—	8	(10)	—	(10)
Other noninterest income	15	(1)	14	16	(1)	15	546	(532)	14	12	—	12	15	—	15
Total noninterest income	298	(1)	297	288	(1)	288	823	(532)	291	206	—	206	175	—	175
Total revenue	806	(1)	805	810	(1)	810	1,355	(532)	823	512	—	512	478	—	478
Noninterest expense:
Personnel expense:
Salaries and benefits	196	—	195	200	—	200	201	(1)	200	111	(5)	107	113	(1)	112
Incentives and commissions	120	(21)	99	110	(21)	89	126	(34)	91	79	—	79	81	—	81
Deferred compensation expense	3	—	3	9	—	9	3	—	3	9	—	9	(10)	—	(10)
Total personnel expense	318	(21)	297	319	(21)	298	329	(35)	294	200	(5)	195	183	(1)	182
Occupancy and equipment	76	(4)	72	76	(2)	74	77	(4)	73	46	—	46	44	—	44
Outside services	58	(4)	54	59	(7)	52	78	(32)	46	38	(5)	33	38	(2)	37
Amortization of intangible assets	14	(1)	13	15	(1)	14	15	(1)	14	5	—	5	5	—	5
Other noninterest expense	78	(50)	28	39	(4)	35	89	(44)	45	31	(4)	27	31	(3)	28
Total noninterest expense	544	(80)	464	508	(34)	474	587	(116)	471	321	(14)	307	302	(6)	296
Pre-provision net revenue	262	79	340	302	33	335	768	(416)	352	191	14	205	175	6	181
Provision for credit losses	(45)	—	(45)	1	—	1	227	(147)	80	121	—	121	154	—	154
Income before income taxes	307	79	386	301	33	334	541	(269)	272	69	14	84	21	6	27
Provision for income taxes	71	19	90	56	13	69	2	61	63	13	3	15	5	1	6
Net income	235	60	295	245	20	265	539	(331)	208	57	12	68	16	5	21
Net income attributable to noncontrolling interest	3		3	3	—	3	3	—	3	3	—	3	3	—	3
Net income attributable to controlling interest	233	60	292	242	20	262	536	(331)	205	54	12	66	14	5	18
Preferred stock dividends	8	—	8	8	—	8	13	—	13	2	—	2	2	—	2
Net income available to common shareholders	$225	$60	$284	$234	$20	$255	$523	$(331)	$193	$52	$12	$64	$12	$5	$17
Common Stock Data
EPS	$0.41	$(0.11)	$0.51	$0.42	$(0.04)	$0.46	$0.95	$0.60	$0.35	$0.17	$(0.04)	$0.21	$0.04	$(0.01)	$0.05
Basic shares	552		552	553		553	550		550	312		312	312		312
Diluted EPS	$0.40	$(0.11)	$0.51	$0.42	$(0.04)	$0.46	$0.95	$0.60	$0.35	$0.17	$(0.04)	$0.20	$0.04	$(0.01)	$0.05
Diluted shares	558		558	557		557	551		551	313		313	313		313
Memo:
Total Revenue-FTE (Non-GAAP)	$806	$2	$808	$810	$2	$813	$1,355	$(529)	$826	$512	$3	$514	$478	$2	$480
PPNR-FTE (Non-GAAP)	$262	$82	$343	$302	$36	$339	$768	$(414)	$355	$191	$17	$207	$175	$8	$183
Amounts adjusted for notable items as detailed on page 11. Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)		1Q21	4Q20	3Q20	2Q20	1Q20

Adjusted Diluted EPS
Net income available to common ("NIAC") (GAAP)	a	$225	$234	$523	$52	$12
Plus Tax effected notable items (Non-GAAP) (a)		60	20	(331)	12	5
Adjusted NIAC (Non-GAAP)	b	$284	$255	$193	$64	$17

Diluted Shares (GAAP)	c	558	557	551	313	313

Diluted EPS (GAAP)	a/c	$0.40	$0.42	$0.95	$0.17	$0.04
Adjusted diluted EPS (Non-GAAP)	b/c	$0.51	$0.46	$0.35	$0.20	$0.05

Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")
Net Income ("NI") (GAAP)		$235	$245	$539	$57	$16
Plus Tax effected notable items (Non-GAAP) (a)		60	20	(331)	12	5
Adjusted NI (Non-GAAP)		$295	$265	$208	$68	$21

NI (annualized) (GAAP)	d	$955	$974	$2,144	$228	$66
Adjusted NI (annualized) (Non-GAAP)	e	$1,198	$1,055	$829	$275	$84

Average assets (GAAP)	f	$85,401	$83,809	$81,683	$47,934	$43,552

ROA (GAAP)	d/f	1.12%	1.16%	2.63%	0.48%	0.15%
Adjusted ROA (Non-GAAP)	e/f	1.40%	1.26%	1.01%	0.57%	0.19%

Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE
NIAC (annualized) (GAAP)	g	$911	$933	$2,082	$210	$49
Adjusted NIAC (annualized) (Non-GAAP)	h	$1,154	$1,013	$767	$257	$67

Average Common Equity (GAAP)	i	$7,583	$7,444	$7,309	$4,673	$4,611
Intangible Assets (GAAP) (b)		1,857	1,871	1,794	1,555	1,560
Average Tangible Common Equity (Non-GAAP)	j	$5,726	$5,573	$5,515	$3,117	$3,051
Equity Adjustment (Non-GAAP)		—	—	—	—	—
Adjusted Average Tangible Common Equity (Non-GAAP)	k	$5,726	$5,573	$5,515	$3,117	$3,051

ROCE (GAAP)	g/i	12.01%	12.53%	28.49%	4.50%	1.05%
ROTCE (Non-GAAP)	g/j	15.90%	16.73%	37.75%	6.74%	1.59%
Adjusted ROTCE (Non-GAAP)	h/k	20.15%	18.18%	13.90%	8.26%	2.19%
(a) Amounts adjusted for notable items as detailed on page 11.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(In millions)		1Q21	4Q20	3Q20	2Q20	1Q20

Adjusted Noninterest Income as a % of Total Revenue
Noninterest income (GAAP)	k	$298	$288	$823	$206	$175
Plus notable items (GAAP) (a)		(1)	(1)	(532)	—	—
Adjusted noninterest income (Non-GAAP)	l	$297	$288	$291	$206	$175

Revenue (GAAP)	m	$806	$810	$1,355	$512	$478
Taxable-equivalent adjustment		3	3	3	3	2
Revenue- Taxable-equivalent (Non-GAAP)		809	813	1,358	514	480
Plus notable items (GAAP) (a)		(1)	(1)	(532)	—	—
Adjusted revenue (Non-GAAP)	n	$808	$813	$826	$514	$480

Noninterest income as a % of total revenue (GAAP)	k/m	37.00%	35.61%	60.72%	40.32%	36.59%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	36.78%	35.42%	35.20%	40.12%	36.42%

Adjusted Efficiency Ratio
Noninterest expense (GAAP)	o	$544	$508	$587	$321	$302
Plus notable items (GAAP) (a)		(80)	(34)	(116)	(14)	(6)
Adjusted noninterest expense (Non-GAAP)	p	$464	$474	$471	$307	$296

Revenue (GAAP)	q	$806	$810	$1,355	$512	$478
Taxable-equivalent adjustment		3	3	3	3	2
Revenue- Taxable-equivalent (Non-GAAP)		809	813	1,358	514	480
Plus notable items (GAAP) (a)		(1)	(1)	(532)	—	—
Adjusted revenue (Non-GAAP)	r	$808	$813	$826	$514	$480

Efficiency ratio (GAAP)	o/q	67.53%	62.71%	43.31%	62.74%	63.26%
Adjusted efficiency ratio (Non-GAAP)	p/r	57.49%	58.34%	57.06%	59.65%	61.76%
(a) Amounts adjusted for notable items as detailed on page 11.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(In millions)

NII/NIM Analysis
4Q20 Reported	$525	2.71%
PPP	20	(0.05)
Time Deposit Amortization	8	0.04
Loan Accretion	33	0.19
Premium Amortization	(18)	(0.10)
4Q20 Core (Non-GAAP)	$482	2.63%

Days	(8)	—
Funding Costs	11	0.06
4Q20 Unusual Items	5	0.03
LIBOR Impact and other	(2)	(0.02)
Interest-bearing cash excluding excess cash	(25)	(0.07)
Excess cash	1	(0.10)

1Q21 Core (Non-GAAP)	$464	2.52%
PPP	24	0.01%
Time Deposit Amortization	4	0.02%
Loan Accretion	32	0.17%
Premium Amortization	(14)	(0.07)%
1Q21 Reported	$511	2.63%
Numbers may not foot due to rounding.

GLOSSARY OF TERMS
Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Current Expected Credit Loss (“CECL”): New accounting standard that focuses on estimation of expected losses over the life of the loans which is measured by the difference between amortized cost and the net amount expected to be collected.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Non-Purchased Credit Deteriorated (“Non-PCD”) Financial Assets: Acquired individual financial assets (or acquired groups of financial assets with similar risk characteristics) that, as of the date of acquisition, do not have a more-than-insignificant deterioration in credit quality since origination, as determined by an acquirer’s assessment.

Purchased Credit Deteriorated (“PCD”) Financial Assets: Acquired individual financial assets (or acquired groups of financial assets with similar risk characteristics) that, as of the date of acquisition, have experienced a more-than-insignificant deterioration in credit quality since origination, as determined by an acquirer’s assessment.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Key Ratios
Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Noninterest Income as a Percentage of Total Revenue: Ratio is noninterest income to total revenue - taxable equivalent.

Efficiency Ratio: Ratio is noninterest expense to total revenue - taxable equivalent .

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios
Nonperforming loans and leases ("NPL") %: Ratio is nonaccruing loans and leases in the loan portfolio to total period-end loans and leases.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans and leases.

Allowance / loans and leases: Ratio is allowance for loan and lease losses to total period-end loans and leases.

Allowance / Nonperforming loans and leases: Ratio is allowance for loan and lease losses to nonperforming loans and leases in the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan and lease losses to annualized net charge-offs.

Operating Segments
Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, international banking and SBA lending. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.